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                                                                   EXHIBIT 10.32


                   AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS


                  This Agreement and General Release of All Claims ("Agreement") dated as of December 30. 1998 is entered into by and between James M. Corbett ("You") and Boston Scientific Corporation ("BSC"). This Agreement supersedes and cancels for periods following the Termination Date (as hereinafter defined) any and all prior employment agreements (including the employment agreement concerning any change in control and dated October 19, 1992) or arrangements You may have entered into with BSC or its affiliates.

                  In consideration of the mutual covenants, agreements, and representations contained herein, the adequacy of which is hereby acknowledged, the parties hereto expressly and intentionally bind themselves as follows:

         1.       TERMINATION OF EMPLOYMENT

                  You hereby acknowledge and agree that effective on or about October 21, 1998 ("Transition Date") You relinquished day-to-day job responsibilities as President, BSC International on behalf of BSC. You further acknowledge and agree that your position as an employee of BSC will end on December 31, 1998 ("Termination Date"). For the period between your Transition Date and Termination Date, You agree to provide such assistance to BSC in connection with your job duties as from time to time may be requested.

         2.       PAYMENTS BY BSC

                  (a) For the period between your Transition Date and Termination Date, BSC will pay to You on each regular payroll cycle the bi-weekly portion of your current BSC base annual salary of the sum of Three Hundred Thirty-eight Thousand Dollars and no cents ($338,000.00), less applicable payroll withholding for taxes and other applicable deductions.

                  (b) In addition, BSC will pay to You in a single payment on or about January 15, 1999 the sum of Three Hundred Thirty-Eight Thousand Dollars and no cents ($338,000.00). The parties acknowledge that this payment is in consideration of the releases granted and representations made by You in Sections 5 and 6 hereof and of the other obligations undertaken by You in this Agreement. You expressly acknowledge that upon the occurrence of the Termination Date, You will not be eligible for any payments or benefits in addition to those described in this Agreement under any existing BSC Severance Pay Plan and/or Layoff Notification Plan, change in control agreement, or any other such plan, policy or agreement.


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                  (c) BSC will pay You for all accrued but unused vacation time through the Termination Date in accordance with applicable state law.

         3.       TERMINATION OF EMPLOYMENT BENEFITS

                  (a) You agree and acknowledge that your participation in BSC's 401(k) Plan, Stock Option Plan(s), and Global Employee Stock Option Plan, if any, Accidental Death and Dismemberment (AD&D), Business Travel Accident, and Short-Term and Long-Term Disability Plans will terminate as of your Termination Date, as will your accrual of vacation time under the applicable BSC vacation policy. You further agree and acknowledge that you will participate through the Termination Date in all other benefits and benefit plans in which you are enrolled to the same extent as do active employees and that your participation in and entitlement to any and all other benefits and benefits plans in which You are currently enrolled, but which are not otherwise specifically addressed in this Agreement, terminates on the Termination Date or according to the same terms and conditions as are available to terminating BSC employees generally, whichever is applicable.

                  (b) Your participation in BSC's Medical/Dental/Vision Plans (as well as the participation of any of your dependents who were covered by such Plans one month prior to the Transition Date) shall continue after the Termination Date on the same terms and conditions as such coverage is made available from time to time to terminating BSC employees generally. You will be responsible for making timely payments for the full costs (plus a 2% administrative fee) of continued participation in BSC's Medical/Dental/Vision Plans for an additional period of up to eighteen (or possibly more) months as provided by the Consolidated Omnibus Budget and Reconciliation Act of 1985 ("COBRA"), should You elect it. To enable BSC to comply with its obligation to provide notification of your eligibility to continue Medical/Dental/Vision Plan coverage, You agree to inform BSC of any change in address or marital status. You also acknowledge that you understand that the terms of BSC's Medical/Dental/Vision Plans offered to BSC employees generally may change from time to time, and that your coverage and associated contribution costs will be subject to any such change.

                  (c) Any unvested portions of previously awarded stock option grants will continue to vest through the Termination Date and will become exercisable under the terms and conditions contained in the applicable plan documents.

                  (d) BSC will reimburse You in accordance with usual BSC policy for all unreimbursed business travel and other out-of-pocket expenses incurred by You through the Termination Date in the performance of your duties as an employee of BSC. Such expenses must be submitted no later than the Termination Date.


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         4.       FUTURE EMPLOYMENT

                  You agree that You will not apply for employment or seek re-employment at any time in the future with BSC or any of its subsidiaries, affiliates, successors or assigns.

         5.       RELEASE BY YOU

                  Except as otherwise provided in this Section 5, You hereby release and forever discharge BSC and its subsidiaries, affiliates, successors, and assigns and the Directors, officers, shareholders, employees, representatives and agents of each of the foregoing (collectively "Releasees") of and from the following up to and as of the date of execution of this
Agreement:

                  (a) Any and all claims, demands, and liabilities whatsoever of every name and nature (other than those arising directly out of this Agreement), including (without limitation) those with respect to Your employment or the terms and conditions or termination of his employment, benefits or compensation which You have against Releasees, or ever had;

                  (b) As included in the above, without limitation, all claims known or which reasonably could have been known for tortious injury, breach of contract, and wrongful discharge (including without limitation, any claim for constructive discharge), all claims for infliction of emotional distress, all claims for slander, libel, or defamation of character, all claims for retaliation, and all claims for attorneys' fees, as related to Your employment by BSC, or the terms and conditions or termination of his employment, benefits, or compensation; and

                  (c) You specifically releases and forever discharges Releasees from any and all claims based upon any allegation of employment discrimination, including (without limitation) discrimination on the basis of race, color, sex, age (including any claim pursuant to the Federal Age Discrimination in Employment Act), religion, disability or national origin.

                  BSC agrees that in the event that the Releasees initiate litigation, arbitration, mediation or otherwise assert legal or equitable claims against You, then notwithstanding the releases provided for in this Section 5 and the representations made in Section 6 hereof, You may assert as counterclaims, crossclaims or set-offs against Releasees any and all claims You may have against Releasees, including any claims that otherwise were released by this Section 5 and further including any such claims that as of the Termination Date would not have been barred by applicable statutes of limitation, provided Your right to make such assertions shall not be triggered in the event BSC seeks repayment of indemnification payments in accordance with Delaware General Corporation Law or enforcement of Your obligations under this Agreement.

                  You acknowledge that You have been given the opportunity, if You so desires, to consider this Agreement for twenty-one (21) days before executing it. In the event that You execute the Agreement within less than twenty-one (21) days of the date of its delivery to You, You acknowledge that such decision was entirely voluntary and that You had the


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opportunity to consider this Agreement for the entire twenty-one (21) day period. You agree that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period. BSC acknowledges that for a period of seven (7) days from the date of the execution of this Agreement, You shall retain the right to revoke this Agreement by written notice to BSC, c/o Robert G. MacLean, Senior Vice President, Human Resources, Boston Scientific Corporation, One Boston Scientific Please, Natick, MA 01760, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period. Therefore, no payments called for by BSC under Section 2(b), above, shall be made until the expiration of such revocation period.

         6.       NO DAMAGES SOUGHT; FUTURE ACTIONS

                  (a) You represent and state that You have not and will not seek any damages in connection with any complaints or charges filed against Releasees with any local, state or federal agency or court, and You agrees that if any complaint or charge is filed on Your behalf, You shall take all reasonable steps necessary to refuse any compensation in connection with any such claimed damages.

                  (b) In addition, to the extent permitted by applicable law, You represent and warrant that You have not previously recommended or suggested, and You will not recommend or suggest, to any federal, state or local governmental agency or any potential claimants against or employees of the Releasees, that they initiate any claim or lawsuit against the Releasees, and, again to the extent permitted by applicable law, You will not voluntarily aid, assist or cooperate with any claimants against or employees of the Releasees in bringing such claims or lawsuits; provided, however, that nothing in this
Section 6 will be construed to prevent You from giving truthful testimony in response to direct questions asked pursuant to a lawful subpoena or other legal process during any legal proceeding involving the Releasees.

         7.       NO LIABILITY ADMITTED

                  You acknowledges that neither BSC's execution of this Agreement nor BSC's performance of any of its terms shall constitute an admission by BSC of any wrongdoing on Releasees' parts with respect to You in connection with any matter, including (without limitation) the matters set forth in Section 5, above.

         8.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION

                  (a) You shall keep entirely secret and confidential, and shall not disclose to any person or entity, in any fashion or for any purpose whatsoever, any information that is (i) not available to the general public, and/or (ii) not generally known outside BSC, regarding Releasees to which You have had access or about which You heard during the course of Your employment by BSC, including (without limitation) any information relating to BSC's business or operations; BSC plans, strategies, prospects or objectives; BSC products, technology, processes or


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specifications; BSC research and development operations or plans; BSC customers and customer lists; BSC manufacturing, distribution, sales, service, support and marketing practices and operations; BSC financial conditions and results of BSC operations; BSC operational strengths and weaknesses; and BSC personnel and compensation policies, procedures and transactions.

                  (b) You agree to return to BSC, on or before the Termination Date, documents or media of whatever nature, including summaries containing any of the data referred to in the immediately preceding paragraph whatsoever, including all documents, data, material, details and copies thereof in any form. You agree to return to BSC, on or before the Termination Date, all BSC property, including (without limitation) all computer equipment, property passes, keys, credit cards, business cards, identification badges, and all sample and demonstration products.

         9.       NO DETRIMENTAL COMMUNICATIONS

                  You agree that You will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about Releasees, about any product or service provided by Releasees, or about Releasees' prospects for the future. Furthermore, You hereby represent to BSC that You have made no such communication to any public official, to any person associated with the media, or to any other person or entity. You acknowledge that BSC relies upon this representation in agreeing to enter into this Agreement.

                  BSC agrees that its executive officers and directors will exercise reasonable business judgment and good faith not to disclose or cause to be disclosed any negative, adverse or derogatory comments or information about You or Your employee relationship with BSC or its affiliates. BSC further agrees to respond to inquiries by your potential future employers and/or business partners only after consultation or as may be agreed with You. BSC acknowledges that You have relied upon this representation in agreeing to enter into this Agreement.

                  Nothing in this Section 9 will be construed to prevent You or BSC from giving truthful testimony in response to direct questions asked pursuant to a lawful subpoena or other legal process during any legal proceeding involving You or BSC.

         10.      FUTURE ASSISTANCE

                  BSC may seek Your assistance, cooperation or testimony in connection with any investigation, litigation, patent application or prosecution, or intellectual property or other proceeding arising out of matters within Your knowledge and related to Your position as an employee of BSC, and in any such instance, You shall provide such assistance, cooperation or testimony and BSC shall pay Your reasonable costs and expenses in connection therewith.


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         11.      HIRING OF BSC EMPLOYEES

                  During the period from the Termination Date through twenty-four (24) months from the Termination Date, You shall not attempt to hire away any employee of BSC or any of its affiliates (collectively the "Company"), assist in the hiring away of any of the Company's employees by another person, or encourage any Company employee to terminate his or her employment with the Company, whether directly or indirectly, unless the President of BSC or his designee shall have given prior written approval.

         12.      POST-SEPARATION RESTRICTION

                  In consideration of BSC's obligations hereunder, You agree that, during the period beginning as of the Termination Date and ending twenty-four months thereafter, he shall not, directly or indirectly, without the written consent of an Executive Officer of BSC, engage in any activity or provide any service for a company, business unit, entity or person who develops, manufactures, markets or sells less invasive medical devices that are competitive with products offered by BSC or known to You to be proposed to be offered by BSC indicated for use in the fields of cardiology, radiology, urology, gastroenterology, neurology or vascular surgery (the "Fields"). To the extent and from the date You demonstrate that BSC has failed to materially perform its obligations under Section 9 hereof, Your obligations under this
Section 12 shall lapse.

         13.      CONFIDENTIALITY

                  You agree to keep confidential the existence of this Agreement, as well as all of its terms and conditions, and not to disclose to any person or entity the existence, terms or conditions of this Agreement except to his attorney, financial advisors and members of his immediate family provided they agree to keep confidential the existence, terms and conditions of this Agreement. In the event that You believe you are compelled by law to divulge the existence, terms or conditions of this Agreement, he will notify BSC (by notifying BSC's Legal Department) of the basis for the belief sufficiently in advance of actually divulging the information to enable BSC to seek appropriate protective orders. You hereby confirm that as of the date of signing this Agreement, You have not disclosed the existence, terms or conditions of this Agreement, except as permitted by this Section 13. In the event of a breach of this Agreement, You shall repay to BSC all of the amounts paid under Section 2(b), above, and will be liable, moreover, for any damages which a court may determine and will be subject to injunctive relief damages, and any other relief which a court may award.

         14.      GOVERNING LAW; SEVERABILITY

                  This Agreement is entered into and shall be construed under the laws of the Commonwealth of Massachusetts, without regard to its conflict of law rules, and suits to enforce rights and obligations hereunder shall be brought exclusively in a court of competent jurisdiction


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in the Commonwealth of Massachusetts. In the event any provision of this
Agreement is determined to be illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement shall not be affected thereby, it being the intention of the parties that each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. However, if any portion of the General Release language in Section 5, above, is ruled to be unenforceable for any reason, You shall return the consideration paid under Section 2(b), above, to BSC upon demand by BSC, which demand shall be made if You were to file any claim against BSC in violation of this Agreement, especially Section 6.

         15.      INDEMNIFICATION

                  In the event You were, are or become a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a claim by reasons of (or arising in part out of) an Indemnifiable Event (as defined below), BSC shall indemnify You to the fullest extent permitted by law and upon receipt of an appropriate undertaking in accordance with Delaware General Corporation Law against any and all reasonable expenses, judgments, fines, penalties and amounts paid in settlement approved in advance by BSC (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement) of such claim. For purposes of this Agreement, "Indemnifiable Event" means any event or occurrence that takes place either prior to or after the execution of this Agreement related to the fact that You are or were is or was an officer, director, employee, agent or fiduciary of BSC, or is or was serving at the request of BSC as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity. It shall be a defense to any action brought by You against BSC to enforce this indemnification obligation that You has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for BSC to indemnify You for the amount claimed.

         16.      WAIVERS; AMENDMENTS

                  The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation and shall not be deemed a waiver of any subsequent breach. No modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by both parties.

         17.      NO OTHER INDUCEMENTS

                  This Agreement sets forth the entire understanding of the parties in connection with the subject matter hereof. Any and all prior negotiations are merged in this Agreement. Neither of the parties has made any settlement, representation or warranty in connection herewith


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(except those expressly set forth in this Agreement) which has been relied upon by the other party, or which acted as an inducement for the other party to enter into this Agreement.

         18.      PERSONS BOUND BY THE AGREEMENT

                  This Agreement shall be binding upon and inure to the benefit of You and BSC and their respective successors.

         19.      ASSIGNMENT OF INTERESTS

                  You warrant that You have not assigned or transferred or purported to assign or transfer any claim against Releasees. In addition, You shall for a period of one (1) year after the Termination Date, promptly report and disclose to BSC all ideas, inventions and concepts developed or conceived in the Fields ("Inventions"), which You agree shall be presumed to have been developed or conceived during the term of Your employment with BSC or its affiliates. Inventions shall be the property of BSC and are hereby assigned to BSC without any additional payments to You by BSC. It is understood that BSC shall have the right but not the obligation to initiate, prosecute, maintain and defend, at its expense, any and all patents fileable with respect to Inventions. You shall provide reasonable assistance to BSC with respect to any such patents and patent applications, and shall execute all appropriate documents and assignments with respect to any such patents and patent applications.

         20.      FEES

                  In the event that any action or proceeding is initiated to enforce or interpret the provisions of this Agreement, or to recover for a violation of the Agreement, each party in any such action or proceeding shall be bear its own costs and expenses (including attorneys' fees).

         21.      REPRESENTATION

                  You represent that, prior to executing this Agreement, You had the opportunity to review the provisions of this Agreement with counsel of Your choice.


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                  The parties have read the foregoing Agreement and know its contents, and know that its terms are contractual and legally binding. The parties further agree that they enter this Agreement voluntarily and that they have not been pressured or coerced in any way into signing this Agreement.

IN WITNESS WHEREOF, the parties hereby agree.

By: /s/  James M. Corbett
    ------------------------------
    James M. Corbett


BOSTON SCIENTIFIC CORPORATION


By: /s/ Robert G. MacLean
    ------------------------------
    Robert G. MacLean
    Senior Vice President
    Human Resources


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